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                                                                   EXHIBIT 10.39

                          ADMINISTRATIVE SERVICES AGREEMENT

          THIS AGREEMENT, effective as of the 1st day of January, 1992, by and between Northern States Power Company, a Minnesota corporation
(hereinafter called "NSP"), and NRG THERMAL CORPORATION, a Minnesota corporation (hereinafter called "Thermal") supersedes and replaces the Administrative Services Agreement dated January 1, 1985, between NSP and NORENCO Corporation, Thermal's predecessor in interest, which had been previously approved by the Minnesota Public Utilities Commission ("MPUC") pursuant to its Order dated March 18, 1986 in Docket No. E-002/M-86-21.

          WITNESSETH:

          WHEREAS, Thermal is a wholly-owned subsidiary of NRG Group, Inc., a wholly-owned subsidiary of NSP, and is authorized to engage in general non-utility business activities including, but not limited to, the design, construction, ownership and operation of steam transmission and supply facilities; and

          WHEREAS, Thermal needs from time to time to retain the services of certain NSP employees; and

          WHEREAS, NSP is ready and willing to provide and assign

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such employees to Thermal if and when NSP determines such employees are available; and

          WHEREAS, the parties desire to enter into an agreement to provide for the rendering of and charging for certain services by each party to the other party, which services are not provided for in any other agreement between the parties; and

          WHEREAS, it is the intent of the parties that each party recover from the other party any administrative and general costs actually incurred by one party on behalf of the other party.

          NOW THEREFORE, the parties agree as follows:


                                    ARTICLE I

                               PERSONNEL ASSIGNED

          1.01 If available and upon request, NSP agrees to provide and assign certain NSP employees to Thermal. Determination of availability of such employees shall be at NSP's sole discretion. The NSP employees assigned to Thermal are specified in attached Appendix A which is incorporated by reference. Appendix A will be updated and amended from time to time by the mutual agreement of the parties.
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                                   ARTICLE II

                                SERVICES RENDERED

          2.01 If available and upon request or ratification, each party will, at its cost, render management, supervisory, construction, engineering, accounting, legal, financial and other similar services to the other party.


                                   ARTICLE III

                                     CHARGES


          3.01 The charges to be billed and paid under this Agreement shall consist of actual costs for labor, transportation and employee expenses, materials and supplies and other expenses. These expenses are defined in attached Appendix B which is incorporated by reference. Thermal shall be charged according to the procedures specified in this Article III and in the attached Appendix C which is incorporated by reference.

          When one party renders services for which the other party is proportionately chargeable, the party receiving the services shall pay the proportional actual costs of the services.

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          Bills shall be rendered by the 20th of the month following the month in which the costs were incurred. Each month's bill shall be increased by 1% to cover handling costs, working capital requirements and miscellaneous costs. Bills shall be paid no later than 10 days following the date of the rendered bill.

          Interest shall accrue on payments which are overdue at the daily commercial prime rate in effect at the Norwest Bank of Minnesota, N.A. from the date that interest first accrues through the date of payment.


                                   ARTICLE IV

                                   REGULATION

          4.01 This Agreement is subject to the review of any regulatory body which has jurisdiction.

                                    ARTICLE V

                                    ASSIGNMENT

          5.01 This Agreement shall not be assigned by either party without first obtaining the written consent to the assignment from the other party.
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                                   ARTICLE VI

                                      TERM

              6.01 This Agreement shall continue in effect unless cancelled by either party upon sixty (60) days prior written notice to the other party or by mutual agreement of the parties.

                                   ARTICLE VII

                                  GOVERNING LAW

              7.01 This Agreement shall be construed in accordance with and be governed by the laws of the State of Minnesota.



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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their respective corporate names by their respective duty authorized officers on the day and year below written.

NRG THERMAL CORPORATION                   NORTHERN STATES POWER COMPANY

By Ronald J. Will                         By James T. Daudiet
 ----------------------------              ------------------------------------
  Ronald J. Will                             James T. Daudiet
                                             Executive Vice President - Finance
Its President and CEO                     Its and Chief Financial Officer
   ---------------------------               -----------------------------------

Date February 24, 1992                    Date February 24, 1992
    --------------------------                ----------------------------------



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                                                                      APPENDIX A

                             NSP PERSONNEL ASSIGNED
                                 January 1, 1992




NRG THERMAL CORPORATION

None



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                                                                      APPENDIX B

                           COMPONENTS OF ACTUAL COSTS

    Labor

    Charges for engineering services shall be for time charged at an agreed upon billing rate by classification of employee. The billing rate shall include an average salary, by employee classification, plus engineering and supervision costs and indirect labor costs. The engineering services billing rates shall be reviewed and adjusted annually and at other times as necessary.

    Labor costs for all services, other than engineering services, shall be for the time charged at actual salary and wage rates paid to employees plus indirect labor costs.

    Indirect labor costs shall consist of non-productive labor costs (e.g., vacation, sickness and holidays) and other employee benefit costs (e.g., major medical, pension and life insurance).

    Transportation and Employee Expenses

    Transportation costs charged to either party shall be for actual miles or hours used.




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    Employee expenses shall consist of meals, lodging, transportation and other miscellaneous costs incurred by and reimbursable to employees when rendering services to the receiving party.

    Materials and Supplies

    The cost of materials and supplies charged to either party shall be actual costs plus purchasing and warehousing expenses and shipping expense.

    Other Expenses

    Costs included in the "other expenses" category shall include communication services, accounting, printing, postage, permits, and other miscellaneous costs directly attributable to work performed for the other party. Other Expenses also shall include miscellaneous proratable operating expenses, such as invoiced services, computer services, engineering, construction, research, testing lab, etc.



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                                                                      APPENDIX C

                       ACCOUNTING AND CHARGING PROCEDURES


    Expenses as set forth below may be charged directly or through special work orders. Special work orders are issued to record costs for functions which are not assignable solely to either party. These work order costs shall be prorated on a proper ratio reflecting the benefit to the respective parties. Whenever a new work order is initiated involving costs that are assignable to both parties, it shall be approved by the appropriate officer or department head of each party. Work orders and applicable prorates shall be reviewed and revised as needed, and at least annually.

LABOR

    Employees of one party may charge time to the other party on either a fixed payroll distribution basis or on an exception basis. Employees of one party charging time to the other party on a fixed payroll distribution basis should not charge time on an exception basis to the other party unless the service performed was not contemplated in determining the fixed payroll distribution.

    Employees of one party who engage in work solely or primarily for the


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benefit of the other party on a regular basis, may charge their time on a fixed payroll distribution basis, based upon a time analysis. The hours charged shall be subject to review whenever the employee's duties change, whenever the function of the department changes, and on an annual basis.

    The party receiving charges for time should be advised of the name of the employee (or in the case of engineering services the classification of the employee), the service he or she performs and the percent of time engaged in work for the other party. These charges will be subject to review and approval by the department head or an officer of the party receiving those charges.

    Exception time charges must be reviewed and approved by the department head from which the service originates. Exception time charges received from one party also will be subject to review and approval by the department head or an officer of the receiving party.

    Charges for time from employees on bi-weekly and weekly payrolls should be handled in the same manner as described above.

    Transportation and Employee Expenses

    Transportation shall be recorded on transportation sheets for the actual miles or hours used for the benefit of the receiving company. The miles or


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hours used shall be charged at prevailing rates.

    Employee expenses shall be charged on the basis of expenses submitted for reimbursement by employees and approved by the appropriate department head or officer.

    Materials and Supplies

    Materials and supplies provided by one party for the benefit of the other party shall be received by and charged upon the basis of requisition orders.

    Other Expenses

    Approved copies of invoices for materials or services or other appropriate documentation shall provide the accounting basis for these charges.

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